Exhibit 10.9

PRIVIA HEALTH GROUP, INC.

2021 OMNIBUS INCENTIVE PLAN

NOTICE OF NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD

[DATE]

Privia Health Group, Inc., a Delaware corporation (the “Company”), has granted the non-employee director of the Company listed below as the Participant, effective as of the Grant Date (as set forth below), a Restricted Stock Unit Award (the “Award”) under the Privia Health Group, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”). The Award is subject to the terms and conditions set forth in this award grant letter (this “Grant Letter”) and the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (including all exhibits and appendices thereto) (the “Award Agreement” and, together with this Grant Letter, this “Agreement”).

Unless otherwise defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to the Participant, the provisions of the Plan will prevail.

AWARD TERMS

Participant:	[●]

Number of Restricted Stock Units:	[●]

Grant Date:	[●], 2021 (the “Grant Date”)

Vesting:	Subject to the terms and conditions of the Award Agreement, the Restricted Stock Units shall vest 100% on the 12 month anniversary of the Grant Date (the “Vesting Date”); provided that, unless otherwise set forth in the Award Agreement, the Participant does not experience a Termination of Service at any time prior to the Vesting Date.

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact Kristen Hall, the Company’s Deputy General Counsel, via email at kristen.hall@priviahealth.com. Otherwise, please provide your signature, address and the date for this Agreement where indicated below.

EXHIBIT A

PRIVIA HEALTH GROUP, INC.

2021 OMNIBUS INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Non-Employee Director Restricted Stock Unit Award Agreement (together with all exhibits, schedules and appendices hereto, this “Award Agreement”), dated as of the date of the Grant Letter, is by and between the Company, and the non-employee director of the Company listed in the Grant Letter as the Participant.

WHEREAS, the Company hereby grants the Award to the Participant under the Plan, and the Participant hereby accepts the Award, in each case, subject to the terms and conditions of the Plan and this Agreement; and

WHEREAS, by accepting the Award and entering into this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1.    Grant of Award. The Company hereby grants to the Participant on the Grant Date the aggregate number of restricted stock units (“RSUs”) as set forth in the Grant Letter, subject to the terms and conditions of the Plan and this Agreement. This Award is granted under the Plan, the provisions of which are incorporated herein by reference and made a part of this Agreement.

2.    Issuance of RSUs. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement and the Plan.

3.    Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)    Vesting of Award. Subject to Sections 4 and 5, the Award shall vest and become non-forfeitable in accordance with the vesting schedule set forth in the Grant Letter.

(b)    Voting Rights. The Participant shall have no voting rights or any other rights as a stockholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares, including Dividend Shares (as defined below) to the extent applicable, underlying such RSUs.

(c)    Dividend Shares. If a dividend is paid on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to Section 3(d), the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the RSUs been distributed to the Participant immediately prior to the record date with respect to such dividend payment, with such amount reinvested in Shares; provided, however, that no such amount shall be payable with respect to any RSUs that are forfeited. Such amount shall be paid to the Participant on the date on which the Shares underlying the RSUs are distributed to the Participant in the same form (cash, Shares or other property) in which such dividend is paid to holders of Shares generally. Any Shares that the Participant is eligible to receive pursuant to this Section 3(c) are referred to herein as “Dividend Shares.”

(d)    Distribution on Vesting. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable after the applicable Vesting Date (or the date of the Participant’s Termination of Service, as applicable), one Share for each such RSU and the number of Dividend Shares (as determined in accordance with Section 3(c)); provided that such delivery of Shares shall be made no later than March 15 of the calendar year immediately following the year in which the applicable Vesting Date (or the date of the Participant’s Termination of Service, as applicable) occurs. Upon such delivery, such Shares (including Dividend Shares) shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

(e)    Restrictions on Transferability. Except as permitted by the Plan or as may be permitted by the Committee, neither this Award nor any right under this Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution or to a designated Beneficiary. This provision shall not apply to any portion of this Award for which Shares have been fully distributed and shall not preclude forfeiture of any portion of this Award in accordance with the terms herein.

(f)    No Right to Continued Service. The grant of an Award shall not be construed as giving the Participant the right to be retained to continue to provide services to the Company or any of its Affiliates. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Agreement.

(g)    No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

4.    Termination of Service. Except as otherwise provided in the Plan or in Section 5 below, in the event of the Participant’s Termination of Service for any reason prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company, without any payment or consideration being due to the Participant.

5.    Vesting Acceleration. Notwithstanding the foregoing and any other provisions of the Plan to the contrary, in the event of the Participant’s Termination of Service prior to the Vesting Date due to the Participant’s death or physical or mental incapacity to perform the Participant’s duties, such condition likely to remain continuously and permanently, as determined by the Company, the RSUs shall become fully vested as of the date of the Participant’s Termination of Service. The Shares underlying the RSUs shall be distributed to the Participant pursuant to Section 3(c).

6.    Restrictions on Shares Issued. To the extent that Shares are issued to the Participant upon vesting of the Award which are not registered under the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder (including any successor provision thereto) pursuant to an effective registration statement, the stock certificates evidencing such Shares may bear such restrictive legend as the Company deems to be required or advisable under applicable law.

7.    Tax Liability. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or distribution of any RSU granted hereunder.

8.    Recoupment/Clawback. This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.

9.    References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

10.    Representations and Covenants of the Participant. The Participant represents, warrants, agrees and covenants to the Company that: (a) the Participant has not been induced to enter into this Agreement by expectation of service or continued service with the Company or any of its Affiliates; (b) the receipt of the Awards contemplated by this Agreement under the Plan is voluntary; (c) the Participant will comply with all applicable federal and state laws applicable to (i) this Agreement and the Awards contemplated thereby and (ii) the acquisition and sale of any Shares issued hereunder; and (d) the Participant shall indemnify and hold the Company and all of its Affiliates harmless from and against any loss, cost or expense incurred by the Company or any of its Affiliates in connection with any breach or default by the Participant under such applicable laws.

11.    Miscellaneous.

(a)    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Privia Health Group, Inc.

950 N. Glebe Road, Suite 700

Arlington, VA 22203

Attention: General Counsel

If to the Participant:

At the Participant’s most recent address shown on the signature page of this Award Agreement, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b)    Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)    Sections 409A and 457A of the Code. For the avoidance of doubt, to the extent that this Award is subject to Section 409A and/or Section 457A of the Code, the Award is intended to comply with the requirements of Sections 409A and 457A of the Code, and the provisions of the Award shall be interpreted in a manner that satisfies the requirements of Sections 409A and 457A of the Code. Section 19 of the Plan is hereby incorporated by reference.

(d)    Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

(e)    Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(f)    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(g)    Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(h)    Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof. TO THE EXTENT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT GOVERNED BY SECTION 11(i), EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH LEGAL PROCEEDING.

(i)    Dispute Resolution. Any dispute or claim arising out of, under or in connection with the Plan or any Award Agreement shall be submitted to arbitration in Delaware and shall be conducted in accordance with the rules of, but not necessarily under the auspices of, the American Arbitration Association (“AAA”) rules in force when the notice of arbitration is submitted. The arbitration shall be conducted before an arbitration tribunal comprised of one individual, mutually selected by the Company and the Participant, such selection to be made within 30 calendar days after notice of arbitration has been given. In the event the parties are unable to agree in such time, AAA will provide a list of three available arbitrators and an arbitrator will be selected from such three-member panel provided by AAA by the parties alternately striking out one name of a potential arbitrator until only one name remains. The party entitled to strike an arbitrator first shall be selected by a toss of a coin. The Participant and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages.

(j)    Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Award pursuant to this Agreement. The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(k)    Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Award Agreement.

(l)    Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile, electronic (PDF, etc.) and other copies or duplicates of this Agreement are valid and enforceable as originals. Similarly, Agreements signed by hand, electronically (DocuSign or similar service), or, on behalf of the Company, by signature stamp, are valid and enforceable as original signatures.

(m)    Acceptance. By accepting the Award Agreement, the Participant hereby agrees that the electronic acceptance of the Award Agreement constitutes a legally binding acceptance of the Award Agreement, and that the electronic acceptance of the Award Agreement shall have the same force and effect as if the Award Agreement was physically signed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

PRIVIA HEALTH GROUP, INC.

By:
Name:
Title:

AGREED AND ACCEPTED:

PARTICIPANT

By:
Name:

Address: